Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this current report on Form 8-K/A of U-Store-It Trust of our report dated April 7, 2006, related to the combined statement of revenue and certain operating expenses of Sure Save Storage Portfolio for the year ended December 31, 2005, appearing in the Prospectus, which is part of the Registration Statement on Form S-11 (File No. 333-117848).
/s/ THE SCHONBRAUN MCCANN GROUP LLP
Roseland, New Jersey
April 21, 2006